Exhibit 10.4

Exclusive Intermediary Contract

This intermediary contract is a contract based on the standard intermediary contract terms and conditions established by the Ministry of Land, Infrastructure, Transport and Tourism.

Description of request Sale/purchase. Exchange

This contract is a full-time intermediary contract type among the following three contract types.

・ Exclusive full-service intermediary contract model

The client cannot request the brokerage or agency of the sale or exchange of the target property to a real estate agent other than our company.

The client cannot conclude a sales or exchange contract with the other party he/she discovers.

A will register the target property with the designated distribution organization designated by the Minister of Land, Infrastructure, Transport, and Tourism.

・ Exclusive intermediary contract model

The client cannot request the brokerage or agency of the sale or exchange of the target property to a real estate agent other than our company.

The client can conclude a sales or exchange contract with the other party he/she discovers.

A will register the target property with the designated distribution organization designated by the Minister of Land, Infrastructure, Transport, and Tourism.

・ General intermediary contract model

The client may request the real estate agent other than our company to act as an intermediary or agent for the sale or exchange of the target property.

The client can conclude a sales or exchange contract with the other party he/she discovers.

According to this contract and the exclusive brokerage contract, the client A requests the real estate agent (target property) shown in the attached table to mediate the sale (exchange) of the real estate (target property) to the residential land and building trader B, and B consents to this.　　　　　　　　 　 [●]

A・Requester	B・Real estate broker

Address

Lead Real Estate Co., Ltd

6F, MFPR Shibuya Nanpeidai Building 16-11, Nampeidai-cho, Shibuya-ku, Tokyo, 150-0036, Japan

Full name

Representative: Director, Eiji Nagahara

Minister of Land, Infrastructure, Transport, and Tourism (2) No. 8801

TEL

TEL[] FAX[]

email address

[●]

Address [●] Full Name [●] Location of main office [●] License number [●]

1. Obligation to conclude a contract

(1). B will search for the other party of the contract, adjust the contract conditions with the other party of the contract, etc., and make an active effort toward the conclusion of the contract.

(2). B will notify A of the processing status of the business at a frequency of 1 * 2 weeks / once or more by writing and mailing.

(3). When B apply for sale or exchange of the target property, B will report to A without delay.

(4). In order to search for the other party of the contract widely, B will discuss the location, scale, characteristics, brokerage price and other matters of the target property * 2☒(public interest incorporated foundation) East Japan Real Estate Distribution Organization ☐ (public corporation) Chubu Area Real Estate Distribution Organization ☐ (Public corporation) Kinki area real estate distribution organization ☐(Public corporation) Register with the West Japan Real Estate Distribution Organization within 7 days (excluding holidays of B) from the day after the conclusion of this intermediary contract.

In addition, when the target property is registered, a document certifying the registration stipulated in Article 50-6 of the Building Lots and Buildings Transaction Business Law will be delivered to A without delay. When a contract for sale or exchange of the target property is concluded, B will notify the designated distribution organization of the information regarding the contract based on Article 34-2, Paragraph 7 of the Building Lots and Buildings Transaction Business Law, and the information regarding the contract will be provided. It is used for the business of the designated distribution organization stipulated in Article 50-3 and Article 50-7 of the Building Lots and Buildings Transaction Business Law, such as being provided to the residential land and building trader by the designated distribution organization.

* 1 Frequency stipulated in Article 34-2, Paragraph 9 of the Building Lots and Buildings Transaction Business Law (at least once every two weeks)

Enter the specific frequency within the range of.

* 2 We are conducting registration work for the area including the location of the target property.

Check the name of the designated distribution organization.

2. Business related to intermediary B will fulfill the obligations listed in 1 and will perform the following tasks.

(1) B will tell B about the price or valuation to buy or sell the target property.

When giving an opinion, A will clarify the rationale and explain it.

(2) In the case where A requests B to purchase or acquire the target property, B shall act as a residential land and building trader until the contract for sale or exchange of the target property is concluded. A will issue a document signed and stamped by the residential land and building trader to explain the important matters stipulated in Article 35 of the Building Lots and Buildings Transaction Business Law.

(3) When the contract for sale or exchange of the target property is concluded, B prepares a document stipulated in Article 37 of the Building Lots and Buildings Transaction Business Law to A and the other party of A without delay and sends the document to the building lots and buildings trader. A will issue this after B have B’s name stamped.

(4) B shall be involved in the delivery of the target property such as registration and settlement procedures to A.

A will assist B in the office work.

(5) others

[●]

3. Presence or absence of intermediary of the person who carries out the building condition inspection (Yes / No)

4. Penalties, etc.

(1) A will become a real estate agent other than B within the valid period of this intermediary contract.

When requesting the intermediary or agency of the sale or exchange of the target property and concluding the sale or exchange contract by this, the B shall ask A to the consumption tax amount related to the intermediary of the amount equivalent to the contracted remuneration amount. And the amount equivalent to the total amount of local consumption tax is excluded.) Can be charged as a penalty.

(2) If, within the valid period of this intermediary contract, A conclude a contract for sale or exchange of the target property with the other party that A have discovered, or if this intermediary contract is canceled due to reasons that cannot be attributed to B., B may request A to reimburse the costs required to fulfill this intermediary contract.

5. Validity period

Three months from the date of conclusion of this intermediary contract (until [●])

6. Contract reward amount

(Amount of compensation excluding consumption tax and local consumption tax) (Total amount of consumption tax and local consumption tax)

The total amount of the main unit contract price x [●]%yen and including tax man yen

* Consumption tax and local consumption tax-excluded remuneration amount = "Price excluding the total amount of consumption tax and local consumption tax related to the building" x [●]% + including tax man yen

* Total amount of consumption tax and local consumption tax = Total amount of consumption tax and local consumption tax related to "consumption tax and compensation amount excluding local consumption tax"

7. Timing of receipt of contract information

Half price at the time of sale / purchase / exchange contract, and balance at the time of delivery.

8. Special provisions

(1) Prior to concluding the brokerage contract, A received a written explanation of the outline of real estate transactions, the scope of brokerage business, and the handling of personal information.

(2) If the trading price is settled by actual measurement clearing, the selling price will increase or decrease.

The above "contracted remuneration amount" will also be settled (increased or decreased) in proportion to.

(3)A shall, to B and the person designated by B, the target property in the attached table of this contract.

A will delegate the following items necessary for the sales contract, etc.

(i) Viewing the fixed asset tax book

(ii) Acquisition of fixed asset evaluation certificate and public dues certificate

(iii) Viewing of water and sewage and gas pipe piping drawings (front road, house, etc.) and acquisition of documents

(iiii) Acquisition of survey reports, etc. from the management company

(4) If the content of the request of A is a sale, A will transfer or move overseas.

When it is decided to do so, A will promptly notify B.

(5) If B receive the contracted remuneration by transfer from A to B’s designated account, B shall replace the issuance of a receipt with a copy of the transfer form.

（Separate table)

interest in selling

owner		Address same as A・Requester on the left （TEL) Name
Registered nominee		Address Name Same as above
Address
Display of the intended property	land	actual measurements	[●]㎡out of [●] ㎡	land classification	Residential land rice paddies fields forests	Ownership	Ownership leasehold
		public registry	[●]㎡
	building	Building area	[●]㎡	type	structure
		total size (of land)	[●]㎡	plan of a house		Construction thatched roof floors
	mansion	name	Floor no
		type		structure	Construct stories
		Exclusive area	[●]㎡	joint ownership
A is a taxable entity→	Intermediary price
A is a taxable entity →	Intermediary price

Purchase request

Type of Property	Desired degree
Value
Size, Floor Plan, etc.
Property Location

Other conditions, other special matters

Items to be declared from A to B (When the content of A’s request is "sale")

The transfer to a foreign country at the time of the intermediary contract conclusion. Relocation schedule(yes/no)

Others

Our company buys and sells real estate such as special deductions of [●] yen for residential use, special deductions of [●] yen for vacant houses, transfer income tax, deduction for housing, and tax exemption system for funds such as housing acquisition. Although it is possible to explain the outline of the tax system at that time, please check with the tax office or tax accountant etc. by B’s self about the applicability of the system and the tax amount.

Responsible jurisdiction [●]          Person in charge [●]

Registration Number

(Customer's copy)

Exclusive Intermediary Contract Terms

(Purpose)

Article 1

The purpose of this agreement is to clarify the matters that the parties should determine when concluding the contract and the matters that the parties must comply with each other regarding the performance of the contract regarding the exclusive intermediary contract for the sale or exchange of residential land or building.

(Indication of parties and definition of terms)

Article 2

In this agreement, the requester is referred to as "A" and the residential land and building trader who receives the request is referred to as "B" for the parties to the intermediary contract.

2.In this agreement, the "exclusive intermediary contract" is the residential land or building for which A are requesting (hereinafter referred to as "target property").

It is an intermediary contract that cannot be requested to a real estate agent other than B as an intermediary or agent for the sale or exchange of.

(Display of target property, etc.)

Article 3

The display required to identify the target property and the price at which the target property should be bought or sold or the valuation price to be exchanged (hereinafter referred to as the “intermediary price”) are stated in the attached table of the exclusive brokerage contract.

(Obligations of real estate brokers, etc.)

Article 4

B is obligated to fulfill the following matters.

(1). Search for the other party of the contract, adjust the contract conditions with the other party of the contract, and make an active effort toward the conclusion of the contract.

(2). Report the processing status of the business to A by the method and frequency described in the exclusive intermediary contract.

(3). When there is an application for sale or exchange of the target property, report to that effect to A without delay.

(4). To search for the other party of the contract widely, the location, scale, characteristics, brokerage price and other matters of the target property will be described in the dedicated brokerage contract to the designated distribution organization from the day after the conclusion of the brokerage contract. Register within the period stated in (not including the holidays of B).

(5). When the registration of the previous item is made, a document certifying the registration stipulated in Article 50-6 of the Building Lots and Buildings Transaction Business Law issued by the Designated Distribution Organization shall be delivered to A without delay.

2. B will fulfill the obligations listed in the preceding paragraph and perform the following business.

(1). When determining the intermediary price, when giving an opinion on the price to A, show the grounds and explain.

(2). If A asks B to purchase or acquire the target property, he will act as a residential land and building trader until the contract for sale or exchange of the target property is concluded with A. Have the residential land and building trader issue and explain the important matters stipulated in Article 35 of the Trading Business Law.

(3). When a contract for sale or exchange of the target property is concluded, a document stipulated in Article 37 of the Building Lots and Buildings Transaction Business Law will be prepared for A and the other party of A without delay, and the signature will be stamped on the document to the building lots and buildings trader. After letting it be delivered.

(4). To assist the office work related to the delivery of the target property such as registration and settlement procedures to A.

(5). Perform the work described in the exclusive intermediary contract.

(Advice on changing the brokerage price, etc.)

Article 5

If the brokerage price is found to be inappropriate due to changes in land prices, prices, or other circumstances, Second Party will advise First Party on the grounds for the change in brokerage prices.

(2). If B intend to change the brokerage price, A will notify B to that effect. In this case, if the price change is an increase (in the case where A request B to purchase or acquire the target property, it is a decrease), B will need B consent.

(3). When B intend to refuse the consent set forth in the preceding paragraph, B must show the grounds.

(Intermediary of a person who conducts a building condition survey)

Article 6

If B decides to mediate a person who conducts a building condition survey under this intermediary contract, he / she must mediate a person who conducts a building condition survey to A.

(Valid period)

Article 7

The validity period of the full-time brokerage contract will be determined after consultation between A and B within the range not exceeding 3 months.

(Request for compensation)

Article 8

When a contract for sale or exchange of the target property is concluded through the introduction of Second Party, Second Party may claim compensation from First Party. However, if the contract for sale or exchange is concluded as a contract with suspension conditions, B may only claim compensation if the conditions are fulfilled.

(2). The amount of remuneration set forth in the preceding paragraph shall be determined after consultation between A and B within the range of the limit stipulated in the notification of the Ministry of Land, Infrastructure, Transport and Tourism.

(When to receive the reward)

Article 9

B shall prepare the document stipulated in Article 37 of the Building Lots and Buildings Transaction Business Law and deliver it to the parties to the contract that has been concluded, or the remuneration set forth in Paragraph 1 of the preceding Article (hereinafter referred to as "contract remuneration").

(2). After the contract for sale or exchange of the target property is concluded on the condition that the loan for the price or exchange difference is not established, if the loan is confirmed to be unsuccessful, or if the loan is unsuccessful, A can cancel the contract. If the loan is confirmed to be unsuccessful and the contract is canceled for this reason, B will give A the full amount of the contracted compensation received without delay.

A must return it. However, no interest will be accrued on this.

(Cost related to special request)

Article 10

A will bear the cost of advertising specially requested by A or the travel expenses to remote areas, and A must pay the actual cost based on B request.

(Direct transaction)

Article 11

If, within the validity period of the exclusive intermediary contract or within two years after the expiration of the validity period, A conclude a contract to buy, sell or exchange the target property with the other party that A learned through the introduction of B, excluding B. B can charge A considerable amount of compensation according to the percentage that contributed to the conclusion of the contract.

(Charge for penalty)

Article 12

A may does not request a real estate agent other than B to mediate or act as an agent for the sale or exchange of the target property within the valid period of the exclusive intermediary contract. If B violate this and conclude a sales or exchange contract, B will be asked by A.

Excludes the amount equivalent to the total amount of consumption tax and local consumption tax related to the intermediary of the amount equivalent to the contracted remuneration amount. Penalty payment can be requested.

(Notice when trying to contract with the other party that B found B’s self)

Article 13

If A intends to conclude a contract for sale or exchange of the target property with the other party discovered by itself within the valid period of the exclusive intermediary contract, A must notify B to that effect.

(Request for reimbursement of expenses)

Article 14

If, within the valid period of the exclusive intermediary contract, A conclude a contract for sale or exchange of the target property with the other party that A have discovered, or if the exclusive intermediary contract is canceled due to reasons that cannot be attributed to B. B may request A to reimburse the costs required to fulfill the exclusive brokerage contract.

(2). The amount of expenses set forth in the preceding paragraph cannot exceed the contracted remuneration amount.

(update)

Article 15

The validity period of the exclusive intermediary contract can be renewed based on the agreement of First Party and Second Party.

(2). When attempting to renew the validity period, A shall notify B in writing at the expiration of the validity period.

(3). When the validity period is renewed pursuant to the provisions of the preceding two paragraphs, if there is no other agreement on the content of the exclusive intermediary contract between A and B, it is considered that the contract with the same content as the previous contract has been concluded.

(Cancellation of contract)

Article 16

If A or B does not perform in accordance with the purpose of fulfilling the obligations stipulated in the exclusive intermediary contract, the other party will notify the performance for a reasonable period, and if there is no performance within that period, B can cancel the exclusive intermediary contract.

Article 17

In any of the following cases, A may cancel the exclusive intermediary contract.

(1). When B violates the obligation to carry the business related to the exclusive intermediary contract in good faith.

(2). When B does not tell the facts intentionally or due to gross negligence or tells the truth about important matters related to the exclusive intermediary contract.

(3). When B has committed an illegal or significantly unjust act regarding the residential land and building transaction business.

(Exclusion of antisocial forces)

Article 18

First Party and Second Party each assure the other party of the following matters.

(1). The person himself / herself is not a gangster, a gangster-related company, a general assembly shop, a person equivalent to these, or a member thereof (hereinafter collectively referred to as "antisocial forces").

(2). The officers (meaning employees, directors, executive officers or equivalent persons who execute business) are not antisocial forces.

(3). Do not allow antisocial forces to use their name and conclude a exclusive intermediary contract.

(4). Do not perform the following acts by B’s self or by using a third party within the valid period of the exclusive intermediary contract.

(i) Acts that use threatening behavior or violence against the other party

(ii) Acts that interfere with the other party's business or damage the credibility by using counterfeiting or power

2. If either Party A or Party B falls under any of the following within the validity period of the exclusive intermediary contract, the other party needs to make any notification.

B can cancel the exclusive intermediary contract without doing so.

(1). When it is found that a declaration is made contrary to the promise of item 1 or 2 of the preceding paragraph

(2). When it is found that the contract is made contrary to the promise of item 3 of the preceding paragraph

(3). In the case of an act contrary to the promise of item 4 of the preceding paragraph

3. When B cancels the exclusive intermediary contract pursuant to the provisions of the preceding paragraph, the amount equivalent to the contracted remuneration amount (if a part of the contracted remuneration has already been received, the amount excluding that amount) shall be applied to A. In addition, the amount equivalent to the total amount of consumption tax and local consumption tax related to this intermediary is excluded.) B can claim as a penalty.

(Special contract)

Article 19

Matters not stipulated in this agreement can be stipulated separately by A and B in consultation.

2. Special contracts that violate the provisions of each clause of this contract and are disadvantageous to A will be invalid.